Exhibit 10.2

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made, effective as of                              (the “Grant Date”), between Valcon Acquisition Holding B.V., a private company with limited liability incorporated under the laws of The Netherlands, having its registered office in Haarlem, The Netherlands (hereinafter referred to as the “Company”) and                     , a director of the Company or a Subsidiary (the “Director”).

WHEREAS, the Company desires to grant the Director restricted stock units (as provided in Section 1 below), ultimately payable in shares of Common Stock (the “Award”), pursuant to the 2006 Stock Acquisition and Option Plan for Key Employees of Valcon Acquisition Holding B.V. and its Subsidiaries (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement (capitalized terms not otherwise defined herein shall have the same meanings as in the Plan);

WHEREAS, the Committee has determined that it would be to the advantage and best interest of the Company to grant the restricted stock units provided for herein to the Director as an incentive for increased efforts during the Director’s term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officers to grant said Award;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Grant of RSUs. For valuable consideration, receipt of which is hereby acknowledged, the Company hereby grants              restricted stock units (“RSUs”) to the Director, on the terms and conditions hereinafter set forth. Each RSU represents the unfunded, unsecured right of the Director to receive one share of the Company’s Common Stock (each, a “Share”). The Director will become vested in the RSUs, and take delivery of the Shares, as set forth in this Agreement.

2. Vesting and Timing of Transfer.

(a) Unless otherwise provided herein, and subject to the continued directorship of the Director by the Company or any of its Subsidiaries through the relevant Vesting Event (as hereinafter defined), the Director shall become vested in the RSUs granted on the Grant Date as follows (the occurrence of each such event described herein, a “Vesting Event”):

(i)             % vested              months following the Grant Date (the “Vesting Date”); and

(ii) Notwithstanding the foregoing, all unvested RSUs shall become 100% vested immediately prior to a Change in Control.

(b) Upon termination of the Director’s directorship with the Company and its Subsidiaries for any reason prior to the Vesting Date, all unvested RSUs shall immediately be forfeited by the Director, without payment of any consideration therefor.

(c) The Company shall deliver to the Director Shares underlying any non-forfeited, vested RSUs as soon as practicable after they become vested RSUs (but in no event later than 2 1/2 months after the last day of the calendar year in which such RSUs become so vested).

(d) In the event of the death of the Director, the delivery of Shares under Section 2(c) shall be made in accordance with the beneficiary designation form on file with the Company; provided, however, that, in the absence of any such beneficiary designation form, the delivery of Shares under Section 2(c), as applicable, shall be made to the person or persons to whom the Director’s rights under the Agreement shall pass by will or by the applicable laws of descent and distribution.

(e) Upon transfer of Shares in accordance with Section 2(c) of this Agreement, the Company shall have satisfied its obligation with respect to the number of RSUs equal to the number of Shares delivered to the Director pursuant thereto, and the Director shall have no further rights to claim any additional Shares in respect thereof.

3. Dividends. Unless otherwise provided pursuant to Section 4 of this Agreement, from and after the Grant Date, the Director will not be entitled to receive any dividends or other distributions with respect to Shares underlying the RSUs unless and until the RSUs become vested.

4. Adjustments Upon Certain Events. The Committee shall, in its sole discretion, make certain equitable substitutions or adjustments to any Shares or RSUs subject to this Agreement pursuant to Section 8 of the Plan.

5. No Acquired Rights. In participating in the Plan, the Director acknowledges and accepts that the Board has the power to amend or terminate the Plan, to the extent permitted thereunder, at any time and that the opportunity given to the Director to participate in the Plan is entirely at the discretion of the Committee and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms). The Director further acknowledges and accepts that (a) such Director’s participation in the Plan is not to be considered part of any normal or expected compensation, (b) the value of the RSUs or the Shares shall not be used for purposes of determining any benefits or compensation payable to the Director or the Director’s beneficiaries or estate under any benefit arrangement of the Company, and (c) the termination of the Director’s employment with the Employer under any circumstances whatsoever will give the Director no claim or right of action against the Employer in respect of any loss of rights under this Agreement or the Plan that may arise as a result of such termination of employment.

6. No Rights of a Stockholder. The Director shall not have any rights or privileges as a stockholder of the Company until the Shares underlying vested RSUs have been registered in the Company’s register of stockholders as being held by the Director. Upon registration of such Shares, such Shares shall be held subject to the terms and conditions of the Management Stockholder’s Agreement (and the Sale Participation Agreement as defined therein).

7. Legend on Certificates. Any Shares issued or transferred to the Director pursuant to Section 2 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Director, and the Committee may cause a legend or legends to be put on any certificates representing such Shares or make an appropriate entry on the record books of the appropriate registered book-entry custodian, if the Shares are not certificated, to make appropriate reference to such restrictions.

8. Transferability. RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Director otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 10 shall be void and unenforceable against the Company or any Affiliate. Shares delivered to the Director pursuant to Section 2 of this Agreement shall be subject to the applicable restrictions set forth in the Management Stockholder’s Agreement (and the Sale Participation Agreement as defined therein).

9. Withholding. The Director may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any transfer due under this Agreement or under the Plan or from any compensation or other amount owing to the Director, applicable withholding taxes with respect to any transfer under this Agreement or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, pursuant to Section 12 of the Plan. Notwithstanding the foregoing, if the Director’s employment with the Company and its Subsidiaries terminates prior to the transfer of all of the Shares under this Agreement, the payment of any applicable withholding taxes with respect to any further transfer of Shares under this Agreement or the Plan shall be made solely through the sale of Shares equal to the statutory minimum withholding liability.

10. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW.

11. RSUs Subject to Plan. By entering into this Agreement, the Director agrees and acknowledges that the Director has received and read a copy of the Plan. All RSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Section 409A of the Code. Notwithstanding any other provisions of this Agreement or the Plan, the RSUs granted hereunder shall not be deferred, accelerated, extended, paid out or modified in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon the Director. In the event it is reasonably determined by the Committee that, as a result of Section 409A of the Code, the transfer of Shares under this Agreement may not be made at the time contemplated hereunder without causing the Director to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Director incurring any tax liability under Section 409A of the Code.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VALCON ACQUISITION HOLDING B.V.

By:

[VALCON ACQUISITION HOLDING B.V. SIGNATURE PAGE TO RSU AWARD AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DIRECTOR

By:

[ DIRECTOR SIGNATURE PAGE TO RSU AWARD AGREEMENT]

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